                                                                   Exhibit 10.14


                        RESTRICTED STOCK AWARD AGREEMENT


Name of Grantee:  Jack L. Messman
No. of Shares: 300,000
Purchase Price per Share: $.01 (par value)
Grant Date: As of August 27, 1999

     Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation (the "Company"), hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, $.01 par value per share (the "Restricted Stock"), of the Company specified above, subject to the restrictions and conditions set forth herein.

          1. Acceptance of Award. (a) The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by
     (i) signing below and returning a signed copy to the Company and (ii) making payment to the Company by certified or bank check or other instrument acceptable to the Management Resource Committee of the Company's Board of Directors (the "Committee") of the Purchase Price per Share multiplied by the number of shares of Restricted Stock to be accepted. Upon acceptance of this Award by the Grantee, certificates evidencing the shares of Restricted Stock so accepted shall be issued and delivered to the Grantee, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

          (b) The Grantee represents that he is an "accredited investor," as defined in Rule 501(a) under the Securities Act of 1933, as amended. The Grantee, by reason of his business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he is capable of (i) evaluating the merits and risks of an investment in the Restricted Stock and making an informed investment decision, (ii) protecting his own interests and (iii) bearing the economic risk of such investment. Seller is acquiring the Restricted Stock for investment for his own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein.

          2. Restrictions and Conditions.

          (a) The Grantee shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of any shares of Restricted Stock prior to vesting, as provided for in Paragraph 3 below, and otherwise except as expressly provided for in this Agreement.

          (b) Certificates evidencing the shares of Restricted Stock granted herein shall bear the following legend, or a similar legend as determined by the Committee in its sole discretion to the effect that such shares are subject to restrictions as set forth herein:

          "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated, mortgaged, encumbered or otherwise disposed on except in accordance with and subject to all the terms and conditions of a certain Restricted Stock Award Agreement dated as of August 27, 1999 (the "Agreement"), a copy of which the Company will furnish to the holder of this certificate upon request and without charge. The shares represented by this certificate are designated as Tranche [A, B or C] under the Agreement."

          (c) Prior to vesting of shares of Restricted Stock granted herein, if the Grantee's employment with the Company is terminated:

          (i) by the Company for Cause (as defined in Section 6 of the Grantee's Employment Agreement dated as of August 27, 1999), then the Company shall have the right, at the discretion of the Committee, to repurchase such unvested shares, in whole or in part, from the Grantee or the Grantee's legal representative at their Purchase Price per Share.

          (ii) by the Company without Cause, then the Company shall have the right, at the discretion of the Committee, to repurchase such unvested shares, in whole or in part, from the Grantee or the Grantee's legal representative at a price equal to the average closing market price of the Company's common stock during the five (5) business days preceding such termination.

          (iii) by the Grantee for any reason other than Death or Disability (as defined in the Section 5 of the Grantee's Employment Agreement dated as of August 27, 1999), then the Company shall have the right, at the discretion of the Committee, to repurchase such unvested shares, in whole or in part, from the Grantee or the Grantee's legal representative at a price equal to the average closing market price of the Company's common stock during the five (5) business days preceding such termination.

The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee's legal representative not later than 60 days following such termination of employment.

     3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule. The restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.


           Number of
         Shares Vested                             Vesting Date
         -------------                             ------------
       100,000   (33.33%)              December 31, 2000 ("Tranche A")


       100,000   (33.33%)              The earlier to occur of either (i) July
                                       31, 2002 or (ii) the first date after



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


           Number of
         Shares Vested                             Vesting Date
         -------------                             ------------
                                       the date hereof on which the closing
                                       price of the Company's common stock on
                                       the Nasdaq Stock Market equals or
                                       exceeds $28.876 ("Tranche B")

       100,000   (33.33%)              The earlier to occur of either (i)
                                       January 31, 2003 or (ii) the first date
                                       after the date hereof on which the
                                       closing price of the Company's common
                                       stock on the Nasdaq Stock Market equals
                                       or exceeds $36.095 ("Tranche C")

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule specified in this Paragraph 3. In the event (a) of a Change of Control (as defined below) of the Company or (b) the expiration of the Company's repurchase option pursuant to Section 2(c) above or (c) termination of Grantee's employment with the Company by reason of Death or Disability, then any restrictions and conditions on shares of Restricted Stock subject to this Award shall be deemed waived by the Committee, and such shares shall automatically become fully vested. A "Change in Control" shall occur if (i) the Company is to be merged into another entity, or if one or more entities is to be merged into the Company or if there is to be a consolidation of the Company and one or more entities and, in any such case, the shares of Common Stock are to be converted into cash, securities or other property other than shares of Common Stock (an "Acquisition"), or (ii) if the Company is to be liquidated, or is to sell or otherwise dispose of substantially all of its assets to another entity (a "Sale"), or (iii) a person, entity or group acquires beneficial ownership of 50% or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or (iv) 50% or more of the directors of the Company are persons who are not Continuing Directors (defined below); provided, however, that the foregoing clauses (i) and (ii) shall not apply to any transaction in which the former stockholders of the Company immediately after such transaction hold or receive by reason of their prior ownership of shares of capital stock of the Company shares of capital stock of the resulting or surviving corporation constituting a majority of the voting power of all outstanding stock of such resulting or successor corporation. For purposes of this Section, a "Continuing Director" shall mean (i) any member of the Board of Directors of the Company as of the date of this Agreement or (ii) any person who subsequently becomes a member of the Board, if such person's nomination or election to the Board is recommended or approved by a majority of the Continuing Directors.

     4. Dividends. Dividends on Shares of Restricted Stock shall be paid immediately to the Grantee, unless the Grantee shall provide the Committee with written instructions as to the waiver, deferral, or reinvestment of such dividends.

     5. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.



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

     6. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.

     7. SEC Registration. The Grantee understands that the Restricted Stock has not been registered under the Securities Act or state securities laws. Promptly, but in no event later than December 31, 1999, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 relating to the Restricted Stock, and the Company shall make diligent efforts to achieve the effectiveness of such registration statement.

     8. Miscellaneous.

     (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

     (b) This Agreement does not confer upon the Grantee any rights with respect to continuance of employment by the Company or any Subsidiary.

                                          CAMBRIDGE TECHNOLOGY PARTNERS
                                          (MASSACHUSETTS), INC.



                                          By: /s/ James P. O'Hare
                                             -----------------------------
                                             Title

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.



Dated as of August 27, 1999                  /s/ Jack L. Messman
                                             -----------------------------
                                             Grantee's Signature

                                             Grantee's name and address:

                                             JACK L. MESSMAN

                                             -----------------------------

                                             -----------------------------

                                             -----------------------------



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